JOHN HANCOCK SERIES TRUST

                              101 Huntington Avenue
                           Boston, Massachusetts 02199


                                                                December 2, 1996


John Hancock Funds, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199

                             Distribution Agreement

Dear Sir:

John Hancock Series Trust (the "Trust") has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's Board of Trustees has selected you to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended) of the shares of beneficial interest ("shares") of each series of the Trust. The Trust intends to offer shares in two series designated as John Hancock Emerging Growth Fund and John Hancock Global Technology Fund, together with all other series subsequently established by the Trust (each, a "Fund" and collectively, the "Funds") and made subject to this Distribution Agreement (the "Agreement"). You are willing, as agent for the Trust, to sell the shares to the public, to broker-dealers or to both, in the manner and on the conditions hereinafter set forth. Accordingly, the Trust hereby agrees with you as follows:

1.   Delivery of  Documents.  The Trust will furnish you  promptly  with copies, properly certified or otherwise authenticated, of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

2. Registration and Sale of Additional Shares. The Trust will from time to time use its best efforts to register under the Securities Act of 1933, as amended, such shares not already so registered as you may reasonably be expected to sell as agent on behalf of the Trust. This Agreement relates to the issue and sale of shares that are duly authorized and registered and available for sale by the Trust if, but only if, the Trust sees fit to sell them. You and the Trust will cooperate in taking such action as may be necessary from time to time to qualify shares for sale in Massachusetts and in any other states mutually agreeable to you and the Trust, and to maintain such qualification if and so long as such shares are duly registered under the Securities Act of 1933, as amended.

3. Solicitation of Orders. You will use your best efforts (but only in states in which you may lawfully do so) to obtain from investors unconditional orders for shares authorized for issue by the Trust and registered under the Securities Act of 1933, as amended, provided that you may in your discretion refuse to accept orders for such shares from any particular applicant.

4. Sale of Shares. Subject to the provisions of Sections 5 and 6 hereof and to such minimum purchase requirements as may from time to time be indicated in the Funds' current prospectus, you are authorized to sell as agent on behalf of the Trust authorized and issued shares registered under the Securities Act of 1933, as amended. Such sales may be made by you on behalf of the Trust by accepting unconditional orders to purchase such shares placed with your investors. The sales price to the public of such shares shall be the public offering price as defined in Section 6 hereof.

5. Sale of Shares to Investors by the Funds. Any right granted to you to accept orders for shares or make sales on behalf of the Funds will not apply to shares issued in connection with the merger or consolidation of any other investment company with any Fund or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company, and such right shall not apply to shares that may be offered or otherwise issued by a Fund to shareholders by virtue of their being shareholders of that Fund.

6. Public Offering Price. All shares sold by you as agent for the Funds will be sold at the public offering price, which will be determined in the manner provided in the Fund's prospectus or statement of additional information, as now in effect or as it may be amended .

7. No Sales Discount. The respective Fund shall receive the applicable net asset value on all sales of shares by you as agent of the Trust.

8. Delivery of Payments. You will deliver to the Transfer Agent all payments made pursuant to orders accepted by you, and accompanied by proper applications for the purchase of shares, no later than the first business day following the receipt by you in your home office of such payments and applications.

9. Suspension of Sales. If and whenever a suspension of the right of redemption or a postponement of the date of payment or redemption has been declared pursuant to the Trust's Declaration of Trust and has become effective, then, until such suspension or postponement is terminated, no further orders for shares shall be accepted by you except such unconditional orders placed with you before you have knowledge of the suspension. Each Fund reserves the right to suspend the sale of shares and your authority to accept orders for shares on behalf of the Fund if, in the judgment of a majority of the Trust's Board of Trustees, it is in the best interests of the Fund to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no shares will be sold by the Fund or by you on behalf of the Fund while such suspension remains in effect except for shares necessary to cover unconditional orders accepted by you before you had knowledge of the suspension.

10. Expenses. The Trust will pay (or will enter into arrangements providing that persons other than you will pay) all fees and expenses in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the Securities Act of 1933, as amended, covering the issue and sale of shares and in connection with the qualification of shares for sale in the various states in which the Funds shall determine it advisable to qualify such shares for sale. It will also pay the issue taxes or (in the case of shares redeemed) any initial transfer taxes thereon. You will pay all expenses of printing prospectuses

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

     and other sales literature, all fees and expenses in connection with your qualification as a dealer in various states, and all other expenses in connection with the sale and offering for sale of the shares of the Fund which have not been herein specifically allocated to the Fund.

11. Conformity with Law. You agree that in selling the shares you will duly conform in all respects with the laws of the United States and any state in which such shares may be offered for sale by you pursuant to this Agreement.

12. Indemnification. You agree to indemnify and hold harmless the Trust and each of its Board members and officers and each person, if any, who controls the Trust or any Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Trust, the Funds or such Board members, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (a) may be based upon any wrongful act by you or any of your employees or representatives or (b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or statement of additional information covering shares of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by you, or (c) may be incurred or arise by reason of your acting as the Trust's agent instead of purchasing and reselling shares as principal in distributing shares to the public, provided that in no case is your indemnity in favor of a Board member or officer of the Funds or the Trust or any other person deemed to protect such Board member or officer of the Funds or the Trust or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

     You are not authorized to give any information or to make any representations on behalf of the Funds or the Trust or in connection with the sale of shares other than the information and representations contained in a registration statement, prospectus, or statement of additional information covering shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time. No person other than you is authorized to act as principal underwriter for the Trust.

13. Duration and Termination of this Agreement. This Agreement shall remain in force until the conclusion of the first meeting of shareholders of each Fund following the first public offering of shares and, if approved at that meeting, from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Board of Trustees who are not interested persons of you (other than as Board members) or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Board of Trustees of the Trust, or (ii) a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days' written notice, be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust, by a vote of a majority of the outstanding voting

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

     securities of the Trust, or by you. This Agreement will automatically terminate in the event of its assignment by you. In interpreting the provisions of this Section 13, the definitions contained in Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person", "assignment" and "voting security") shall be applied.

14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If you should at any time request that a change be made in the Trust's Declaration of Trust or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member, relating to the sale of shares, and the Trust should not make such necessary change within a reasonable time, you may terminate this Agreement forthwith.

15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                             Very truly yours,

                                             JOHN HANCOCK SERIES TRUST



                                             By: /s/ Anne C. Hodsdon
                                                 ---------------------------
                                                 Anne C. Hodsdon
                                                 President
The foregoing Agreement is hereby
accepted as of the date hereof.

JOHN HANCOCK FUNDS, INC.


By: /s/ Edward J. Boudreau, Jr.
    ------------------------------
    Edward J. Boudreau, Jr.
    Chairman, President and CEO


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